                                                                      Exhibit 1I

                    MERRILL LYNCH ASSET BUILDER PROGRAM, INC.

                              ARTICLES OF AMENDMENT


         MERRILL LYNCH ASSET BUILDER PROGRAM, INC. (hereinafter called the "Corporation"), a Maryland corporation, and having its principal office in the State of Maryland in the City of Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         First: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Two Hundred Million (200,000,000) shares of capital stock. The Corporation has five series of capital stock each of which consists of four classes of common stock as follows:

                                             Class A               Class B               Class C              Class D
                                           Common Stock          Common Stock         Common Stock          Common Stock
                                           ------------          ------------         ------------          ------------
Fundamental Value Portfolio                 6,250,000             20,000,000            6,250,000            6,250,000
Quality Bond Portfolio                      6,250,000              6,250,000            6,250,000            6,250,000
U.S. Government Securities
Portfolio                                   6,250,000              6,250,000            6,250,000            6,250,000
Global Opportunity Portfolio                6,250,000             10,000,000            6,250,000            6,250,000
Growth Opportunity Portfolio                6,250,000             10,000,000            6,250,000            6,250,000

The remaining Fifty-Three Million and Seven Hundred and Fifty Thousand (53,750,000) shares of authorized capital stock are not designated as to any series or class. All shares of all series and classes of the Corporation's capital stock have a par value of Ten Cents ($0.10) per share, and an aggregate value of Twenty Million Dollars ($20,000,000).

         Second: The Board of Directors of the Corporation, acting in accordance with Section 2-105(c) of the Maryland General Corporation Law, hereby increases the number of Fundamental Value Portfolio Class B Common Stock of the Corporation to Twenty Five Million (25,000,000) shares and Growth Opportunity Portfolio Class B and Class C Common Stock of the Corporation to Twenty-Five Million (25,000,000) and Ten Million (10,000,000) shares, respectively.

         Third: After this increase in the number of authorized shares of Fundamental Value Portfolio Class B Common Stock of the Corporation and Growth Opportunity Portfolio Class B and Class C Common Stock of the Corporation, the Corporation will have authority to issue Two Hundred Million (200,000,000) shares of capital stock, as follows:

                                             Class A               Class B               Class C              Class D
                                           Common Stock          Common Stock         Common Stock          Common Stock
                                           ------------          ------------         ------------          ------------
Fundamental Value Portfolio                 6,250,000             25,000,000            6,250,000            6,250,000
Quality Bond Portfolio                      6,250,000              6,250,000            6,250,000            6,250,000
U.S. Government Securities
Portfolio                                   6,250,000              6,250,000            6,250,000            6,250,000
Global Opportunity Portfolio                6,250,000             10,000,000            6,250,000            6,250,000
Growth Opportunity Portfolio                6,250,000             25,000,000           10,000,000            6,250,000

The remaining Forty Million (40,000,000) shares of authorized capital stock are not designated as to any series or class.

         Fourth: After this increase in the number of authorized shares of Fundamental Value Portfolio Class B Common Stock of the Corporation and Growth Opportunity Portfolio Class B and Class C Common Stock of the Corporation, all shares of all series and classes will have a par value of Ten Cents ($0.10) per share and an aggregate par value of Twenty Million ($20,000,000).

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

         IN WITNESS WHEREOF, MERRILL LYNCH ASSET BUILDER PROGRAM, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on February 8, 2000.

                                       MERRILL LYNCH ASSET BUILDER PROGRAM, INC.


                                       By:   /s/ Terry K. Glenn
                                             --------------------------
                                             Terry K. Glenn
                                             President
Attest:


/s/ Barbara G. Fraser
--------------------------
Barbara G. Fraser
Secretary


         The undersigned, President of MERRILL LYNCH ASSET BUILDER PROGRAM, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate seal of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


Dated: February 8, 2000                     By:   /s/ Terry K. Glenn
                                                  --------------------------
                                                  Terry K. Glenn
                                                  President

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